Exhibit 99.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Credit and Security Agreement is entered into as of September 20, 2007, by and between Tier Technologies, Inc., a Delaware corporation, Official Payments Corporation, a Delaware corporation and EPOS Corporation, an Alabama corporation ("Borrower") and City National Bank, a national banking association ("CNB").

RECITALS

A.         Borrower and CNB are parties to that certain Amended and Restated Credit and Security Agreement, dated as of March 6, 2006 as previously revised by that First Amendment to Amended and Restated Credit and Security Agreement entered into as of March 20, 2007, (the Amended and Restated Credit and Security Agreement, as herein amended, hereinafter the "Credit Agreement").

B.         Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.              Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.                         Amendments. The Credit Agreement is amended as follows:

2.1    Section 1.17 (“Termination Date”) of the Credit Agreement is hereby amended by deleting the phrase “September 30, 2007” and inserting in its place and stead the phrase “September 30, 2008”.

2.2    Section 1.18 (“Unused Facility Fee”) of the Credit Agreement is hereby deleted in its entirety.

2.3    Section 2.2 (“Letter of Credit Facility”) of the Credit Agreement is hereby amended by deleting the phrase “$10,000,000.00” and inserting in its place and stead the phrase “$7,500,000.00”.

2.4    Section 2.2.1(i) of the Credit Agreement is hereby amended by deleting the phrase “one percent (1%)” and inserting in its place and stead the phrase “three quarters of one percent (0.75%).”
2.5    Section 2.3 of the Credit Agreement is hereby deleted in its entirety.

3.              Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4.              Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

4.1     CNB shall have received this Amendment duly executed by Borrower.

5.              Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.              Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Borrower"

Tier Technologies, Inc., a Delaware corporation

By: _____________________________________
David E. Fountain, SVP/CFO

Official Payments Corporation, a Delaware corporation

By: _____________________________________
David E. Fountain, SVP/CFO

EPOS Corporation, an Alabama corporation

By: _____________________________________
David E. Fountain, SVP/CFO

"CNB"

City National Bank, a national banking association

By: ___________________________________________
Sascha Anderson, Vice President